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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLUEM ENGINEERS

        The undersigned hereby consents to the incorporation by reference by Carbon Energy Corporation Form 10-K to the SEC of data derived from our reserve reports dated February 27, 2002, relating to the oil and gas reserves of CEC Resources Ltd. at December 31, 2001, January 26, 2001, relating to the oil and gas reserves of CEC Resources Ltd. at December 31, 2000 and March 16, 2000 relating to the oil and gas reserves of CEC Resources Ltd. at December 31, 1999 and to the incorporation by reference of our report included in this Form 10-K into Carbon Energy Corporation's previously filed Registration Statements on Form S-8, File No. 333-50242 and File No. 333-60444.

Sincerely,
SPROULE ASSOCIATES LIMITED
Calgary, Alberta March 26, 2002

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  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLUEM ENGINEERS